Exhibit 10.2
LANCASTER COLONY CORPORATION
FORM OF RESTRICTED STOCK AWARD AGREEMENT
This Restricted Stock Award Agreement (this “Agreement”) made as of __________, 20___, by and between Lancaster Colony Corporation, an Ohio corporation (the “Company”), and          , a director of the Company (the “Director”).

W I T N E S S E T H
WHEREAS, the Company desires to award Restricted Stock to the Director, subject to the terms and conditions of the Lancaster Colony Corporation 2015 Omnibus Incentive Plan (the “Plan”) and the terms and conditions described below;
WHEREAS, the Director wishes to accept said award, subject to the terms and conditions of the Plan and the terms and conditions described below;
WHEREAS, the Company hereby confirms to the Director the grant, effective on __________ (the “Grant Date”), pursuant to the Plan, of __________ Shares of Restricted Stock (“Awarded Shares”) subject to the terms and conditions of the Plan and the terms and conditions described below; and
WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
NOW, THEREFORE, the Company and the Director hereby agree as follows:
1.    Provisions of the Plan Controlling. The Director specifically understands and agrees that the Awarded Shares are being granted under the Plan, and are being granted to the Director as Restricted Stock pursuant to the Plan, copies of which Plan the Director acknowledges the Director has read, understands and by which the Director agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.
2.    Vesting of Awarded Shares.
(a)    Except as provided in Section 2(b), the Awarded Shares shall be forfeited to the Company for no consideration in the event the Director (i) voluntarily terminates his or her services to the Company prior to the first anniversary of the Grant Date (provided, however, that the Director shall not be considered to have voluntarily terminated his or her services to the Company if the Director completes the term of Board service for which he or she has most recently been elected or appointed but does not stand for re-election to the Board) or (ii) is removed from the Board by a vote of a majority of Directors prior to the first anniversary of the Grant Date.
(b)    The Awarded Shares shall be fully vested in the Director and no longer subject to a risk of forfeiture pursuant to Section 2(a) upon the occurrence of the earliest of the following events:
(i)    the date on which the Director dies or ceases to be a Service Provider as a result of the Director’s Disability; and
(ii)    the next annual meeting of the shareholders of the Company following the Grant Date.
“Vesting Date” shall mean the earliest of a Change in Control or the events described in Section 2(b).
3.    Dividend and Voting Rights.
(a)    Dividends payable with respect to the Awarded Shares during the period prior to the Vesting Date shall be held in escrow and shall be paid to the Director on the Vesting Date, unless the Director forfeits the Awarded Shares pursuant to Section 2(a) hereof, in which case the Director shall also forfeit the right to receive such dividends.

(b)    The Director shall have the right to vote any Awarded Shares during the period prior to the Vesting Date; provided, that such voting rights shall lapse with respect to any Awarded Shares that are forfeited to the Company pursuant to this Agreement.
4.    Additional Shares. If the Company pays a stock dividend or declares a stock split on or with respect to any of its Common Stock, or otherwise distributes securities of the Company to the holders of its Common Stock, the shares of stock or other securities of the Company issued with respect to the Awarded Shares then subject to the restrictions contained in this Agreement shall be held in escrow and shall be distributed to the Director on the Vesting Date, unless the Director forfeits the Awarded Shares pursuant to Section 2(a) hereof, in which case the Director shall also forfeit the right to receive such stock dividend or other securities. If the Company distributes to its shareholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Awarded Shares then subject to the restrictions contained in this Agreement shall be held in escrow and shall be distributed to the Director on the Vesting Date, unless the Director forfeits the Awarded Shares pursuant to Section 2(a) hereof, in which case the Director shall also forfeit the right to receive such stock.
5.    Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, including Section 2, in the event of a Change in Control, the Awarded Shares will be affected in accordance with Section 17 of the Plan.
6.    Adjustments. The Awarded Shares shall be subject to adjustment in accordance with Section 17 of the Plan.
7.    Legends. To the extent certificates representing the Awarded Shares are issued to the Director pursuant to this Agreement, such certificates shall have endorsed thereon legends substantially as follows (or in such other form as counsel for the Company may determine is necessary or appropriate):
“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Award Agreement with this Company dated _________, 20__, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”
“The shares represented by this certificate have been taken for investment by an affiliate of the Company and they may not be sold or otherwise transferred by such person, including a pledgee, unless (1) the Company shall have received an opinion of counsel satisfactory to it that the shares are being sold or transferred in compliance with applicable federal securities laws, and (2) there shall have been compliance with all applicable state securities laws.”
8.    Investment Intent. The Director represents and warrants to the Company that the Awarded Shares are being acquired for the Director’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Awarded Shares.
9.    Notices. Any notices required or permitted by the terms of this Agreement or the Plan must be in writing, shall be delivered to the Director at his or her address on file with the Company or to the Company addressed as follows (or to such other address or addresses of which notice in the same manner has previously been given), and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer, (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid:
Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215
Attention: Corporate Secretary
10.    Information. Information about the Director and the Director’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Director understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Director’s country or elsewhere, including the United States of America. The Director consents to the processing of information relating to the Director and the Director’s participation in the Plan in any one or more of the ways referred to above.
11.    Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement is for the benefit of and is binding on the heirs, executors, administrators, successors and assigns of the parties hereto.

12.    Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement; provided, however, in any event, this Agreement shall be subject to and governed by the Plan. The Administrator shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Administrator under the provisions of this Section 12 shall be conclusive for all purposes. The Director specifically understands and agrees that the Awarded Shares are being granted under the Plan, copies of which Plan the Director acknowledges the Director has read, understands and by which the Director agrees to be bound.
13.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Director with respect to the Awarded Shares without the Director’s consent.
14.    Severability. It is the intention and agreement of the Company and the Director that this Agreement shall be construed in such a manner as to impose only those restrictions on the conduct of the Director that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
15.    Governing Law. This Agreement is made under and shall be construed in accordance with the internal substantive laws of the State of Ohio.
16.    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
17.    Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Awarded Shares and participation in the Plan or future grants of Restricted Stock that may be granted under the Plan by electronic means. Notwithstanding anything in this Agreement to the contrary, Director hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Restricted Stock grants and the execution of award agreements through electronic signature.

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Executed in the name and on behalf of the Company in Columbus, Ohio as of __________, 20___.
LANCASTER COLONY CORPORATION

By:
	Name:	Matthew R. Shurte
	Title:	General Counsel

ACCEPTANCE OF AGREEMENT
Director hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this Agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this Agreement; (b) voluntarily and knowingly accepts this Agreement and the Awarded Shares granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Director further acknowledges receiving a copy of the Company’s most recent annual report to shareholders and other communications routinely distributed to the Company’s shareholders and a copy of the prospectus pertaining to the Plan.

Director Name: ____________________

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